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                                                                     EXHIBIT 4.2

                               INTERSYSTEMS, INC.

                      NON-QUALIFIED STOCK OPTION AGREEMENT

                  INTERSYSTEMS, INC., a Delaware corporation (the "Company"), hereby grants to _______________________ (the "Optionee"), an option to purchase a total of ________ (_____) shares of the Company's common stock ("Common Stock"), at the price determined as provided herein (the "Option"), and in all respects subject to the terms, definitions and provisions of the 1997 Stock Option Plan (the "Plan") adopted by the Company, which is incorporated herein by reference. Capitalized terms not defined herein shall have the meanings ascribed thereto in the Plan.

1. NATURE OF THE OPTION. This Option is intended to be a Non-Qualified Stock Option.

2. EXERCISE PRICE. The exercise price is $______ for each share of Common Stock (the Closing bid price of the Common Stock on __________, 199_).

3. EXERCISE OF OPTION. This Option shall be exercisable during its terms in accordance with the provisions of Section 9 of the Plan as follows:

                  (a)      Right to Exercise

                           (i) __% of the Option granted hereby shall vest on the _________ anniversary of the date hereof; __% shall vest on the ____________ anniversary of the date hereof; and __% shall vest on the ______________ anniversary of the date hereof.

                           (ii) This Option may not be exercised for a fraction of a share.

                  (b) Method of Exercise. This Option shall be exercisable by written notice which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise price.

                  No Shares of Common Stock will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed.
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4. OPTIONEE'S REPRESENTATIONS. In the event the Shares purchasable pursuant to the exercise of this Option have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), at the time this Option is exercised, Optionee shall, concurrently with the exercise of all or any portion of this Option, deliver to the Company his Investment Representation Statement in the form attached hereto as Exhibit A.

5. METHOD OF PAYMENT. Payment of the exercise price shall be by cash, check or shares of Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option shall be exercised, or any combination of such payment methods.

6. RESTRICTIONS ON EXERCISE. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G") as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

7. TRANSFERABILITY OF OPTION. This Option may be transferred in accordance with the Plan subject to compliance with the Securities Act, any applicable state securities or blue sky laws to any of the following: (i) the spouse, children or grandchildren of the optionee ("Immediately Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners, provided that (x) there is no consideration paid for any such transfer and (y) subsequent transfers shall be prohibited except in accordance with the laws of descent and distribution, or by will.

8. TERM OF OPTION. This Option may not be exercised more than ____ years from the date of grant of this Option, and may be exercised during such term only in accordance with the Plan and the terms of this Option.



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DATE OF GRANT: _____________, 199__


                                      INTERSYSTEMS, INC.
                                      a Delaware Corporation


                                      By: _______________________________

                                               _____________, Chairman of
                                               the Stock Option Committee


                                      ____________________________________

                                      ____________________, Optionee





                  Optionee acknowledges receipt of a copy of the Plan, a copy of which is annexed hereto, and represents that he is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan.

Dated: ________________, 199_




                                      ____________________________________

                                      ____________________, Optionee


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                                    EXHIBIT A

                       INVESTMENT REPRESENTATION STATEMENT


PURCHASER:

COMPANY:          INTERSYSTEMS, INC.

SECURITY:         COMMON STOCK

DATE:


                  In connection with the purchase of the above-listed Securities, I, the Purchaser, represent to the Seller and to the Company the following:

                  (a) I am aware of the Company's business affairs and financial condition, and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the securities. I am purchasing these securities for my own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933 ("Securities Act").

                  (b) I understand that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of my investment intent as expressed herein. In this connection, I understand that, in the view of the Securities and Exchange Commission ("SEC"), the statutory basis for such exemption may be unavailable if my representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

                  (c) I further understand that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. Moreover, I understand that the Company is under no obligation to register the Securities. In addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

                  (d) I am familiar with the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, including, among other things: (1) the

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availability of certain public information about the Company; (2) the resale occurring not less than one year after the party has purchased, and made full payment within the meaning of Rule 144, for the securities to be sold, and, in the case of an affiliate, or of a non-affiliate who has held the securities less than two years, (3) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and (4) the amount of securities being sold during any three-month period not exceeding the specified limitations stated in Rule 144, if applicable.

                  (e) I further understand that at the time I wish to sell the Securities there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, I would be precluded from selling the Securities under Rule 144 even if the two-year minimum holding period is satisfied.

                  (f) I further understand that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

                  (g) I understand that the certificate evidencing the Securities will be imprinted with a legend noting the above restrictions on sale.

Date:               , 19

                                                        Signature of Purchaser:


                                                        _______________________

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